Exhibit 99.1

TOYS“R”US, INC. ANNOUNCES FINANCIAL PERFORMANCE FOR 2009 THIRD QUARTER

Net Results Improve by $37 Million As Company Reports Best Third Quarter Operating Results Since 2006

WAYNE, NJ (December 9, 2009) – Toys“R”Us, Inc. today reported results for its third quarter beginning August 2, 2009 and ending October 31, 2009.

Consolidated Financial Results

Net results improved by $37 million to a loss of $67 million for the third quarter of fiscal 2009, compared to a loss of $104 million for the third quarter of fiscal 2008. Operating loss improved to $9 million for the third quarter of fiscal 2009, compared to a loss of $54 million for the third quarter of fiscal 2008.

“We are happy to announce that our third quarter performance produced our best operating results for this quarter since 2006,” said Jerry Storch, Chairman and CEO, Toys“R”Us, Inc. “For our business, the third quarter, which ended October 31, is the prelude to the important holiday season ahead. It’s the period when we make significant investments in the business by ramping up store staffing, merchandising and marketing, as we make final preparations to welcome holiday shoppers.”

“We were very aggressive in this lead-up to the fourth quarter, and believe we are well-positioned to compete in this economic environment. Now, with Black Friday behind us and the holiday shopping season officially underway, we are pleased and energized by the customer response to our breadth of product selection, our ownership of the hottest toys, and our cadence of value offerings.”

Drivers of the improved third quarter performance were reduced operating expenses and an increased gross margin rate (i.e. gross margin as a percent of sales), which combined to more than offset the decline in sales.

Net sales during the third quarter of fiscal 2009 were $2.7 billion, compared to $2.8 billion for the third quarter of fiscal 2008. Foreign currency translation contributed a $50 million increase to net sales. Comparable store net sales decreased by 9.3% and 4.7% in the third quarter of fiscal 2009 for our Domestic and International segments, respectively. The entertainment product category (which includes video game hardware and software) accounted for a large majority of the total sales decline, while total sales in the traditional toy categories (learning, core, and seasonal) were up slightly. The company shifted the domestic toy “Biggest Big Book” promotional event from the last week of the third quarter in fiscal 2008 to the first week of the fourth quarter in fiscal 2009, and this also contributed to the decline in reported sales for the third quarter.

The gross margin rate in the third quarter was 35.6%, which represents a 1.0% increase from 34.6% in the third quarter of fiscal 2008. The most significant factor driving this improvement was the shift of business away from the lower margin entertainment category (which includes video game hardware and software). SG&A expense for the quarter decreased by 4.2%, or $39 million, due to broad expense controls over several categories. The favorable SG&A comparison was negatively impacted by foreign currency translation of $16 million.

Other income was $18 million in the third quarter of fiscal 2009, compared to $12 million in the third quarter of the prior year. The increase was primarily due to a $5 million gain on the sale of an idle distribution center.

Adjusted EBITDA for the third quarter of fiscal 2009 remained unchanged at $65 million compared to the third quarter of fiscal 2008. A detailed description and reconciliation of EBITDA and adjusted EBITDA are set forth at the end of this press release.

The company ended the third quarter of fiscal 2009 with cash and unused credit lines of approximately $1.5 billion, including approximately $193 million that was available to its Japan subsidiary. Long-term debt was lowered by $220 million to $5.9 billion at the end of the third quarter of fiscal 2009 compared to the third quarter of fiscal 2008. Year-to-date capital spending was $145 million, a decrease of $149 million from 2008, as the company has moderated capital spending prudently in this economic environment. Total inventory at the end of the third quarter was down $91 million or 2.8%, compared to the same period in fiscal 2008.

As previously announced, the company also successfully completed a $725 million senior secured note offered subsequent to the end of the third quarter, the proceeds of which, along with cash on hand, were used to repay $800 million of real estate financing that was due in 2010.

Mr. Storch continued, “Since the end of the second quarter, we were very pleased to have completed both the $725 million senior secured note offering and the execution of our $208 million European and Australian asset-based revolving credit facility. The execution of these two transactions, in combination with the other successful refinancing efforts undertaken in the first half of the year, has now satisfied the significant near-term refinancing needs of the company.”

Financial Results by Operating Segment

Domestic

Net sales for the domestic segment during the third quarter of fiscal 2009 were $1.6 billion, compared to $1.7 billion for the third quarter of fiscal 2008, while operating earnings increased to $33 million in the third quarter of fiscal 2009 from $8 million in the third quarter of fiscal 2008. Comparable store net sales for the Domestic segment decreased 9.3% in the third quarter of fiscal 2009. Weakness in the entertainment category (which includes video game hardware and software) made up close to half of the total sales decline, while high-ticket juvenile products were also soft. New and converted Side-by-Side and “R” Superstore formats continued to perform well, providing strong returns on our capital investments. Gross margin rate was 34.9% in the third quarter of fiscal 2009, up from 33.2% during the same period in fiscal 2008. The increase in gross margin rate resulted primarily from a shift in sales mix away from lower margin video game hardware and software products and improvements in margin on full price and clearance sales of seasonal and core toy products. During the third quarter, the company added four “R” Superstores and completed one Side-by-Side store conversion in the U.S. In addition, as of today, the company has opened nearly 90 new “pop up” Toys“R”Us Holiday Express stores nationwide in malls and other shopping centers, and introduced Toys“R”Us Holiday Express shops in more than 260 Babies“R”Us stores.

International

Net sales for the International division during the third quarter of fiscal 2009 were $1.1 billion, up slightly compared to the third quarter of fiscal 2008, while operating earnings increased to $24 million in the third quarter of fiscal 2009 from $12 million in the third quarter of fiscal 2008. For the third quarter of fiscal 2009, the International segment reported a decrease in comparable store net sales of 4.7%, driven largely by decreases in the entertainment category (which includes video game hardware and software). During the third quarter, three new Toys“R”Us stores were opened internationally. Additionally, just after the end of the quarter, the company acquired sufficient additional shares of our Toys Japan affiliate to increase our ownership from approximately 62% to slightly over 90%.

Further information regarding the company’s financial performance in the third quarter of fiscal 2009 is presented in its Interim Report on Form 10-Q, which was filed with the Securities and Exchange Commission on December 9, 2009.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. It currently sells merchandise in more than 1,550 stores, including 849 Toys“R”Us and Babies“R”Us stores in the United States, and more than 700 international stores in 33 countries, consisting of both licensed and franchised stores. In addition, it sells extraordinary toys in two FAO Schwarz stores in the United States. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com, FAO.com and babyuniverse.com, it provides shoppers with an unparalleled online selection of distinctive toy and baby products. In addition, the company operates ePregnancy.com, an online resource for parents. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs nearly 70,000 associates worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

# # #

For more information please contact:

Kathleen Waugh

Phone:	973-617-5888
646-366-8823
Email:	waughk@toysrus.com

Condensed Consolidated Statements of Operations

Unaudited

	13 Weeks Ended		39 Weeks Ended
(In millions )	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Net sales	$2,667	$2,773	$7,711	$8,263
Cost of sales	1,717	1,813	4,920	5,312

Gross margin	950	960	2,791	2,951

Selling, general and administrative expenses	892	931	2,508	2,711
Depreciation and amortization	85	95	279	298
Other income, net	(18)	(12)	(94)	(85)

Total operating expenses	959	1,014	2,693	2,924

Operating (loss) earnings	(9)	(54)	98	27
Interest expense	(113)	(115)	(324)	(315)
Interest income	1	2	5	13

Loss before income taxes	(121)	(167)	(221)	(275)
Income tax benefit	52	61	137	131

Net loss	(69)	(106)	(84)	(144)
Less: Net loss attributable to noncontrolling interest	2	2	9	17

Net loss attributable to Toys“R”Us, Inc	$(67)	$(104)	$(75)	$(127)

Condensed Consolidated Balance Sheets

Unaudited

(In millions )	October 31, 2009	January 31, 2009	November 1, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$222	$783	$213
Accounts and other receivables	213	234	156
Merchandise inventories	3,147	1,781	3,238
Income taxes receivable	189	17	70
Current deferred tax assets	81	84	86
Prepaid expenses and other current assets	167	124	151

Total current assets	4,019	3,023	3,914
Property and equipment, net	4,163	4,187	4,226
Goodwill, net	380	380	367
Deferred tax assets	202	180	103
Restricted cash	73	193	155
Other assets	505	448	441

	$9,342	$8,411	$9,206

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Short-term borrowings	$—	$—	$85
Accounts payable	1,898	1,412	2,052
Accrued expenses and other current liabilities	864	847	863
Income taxes payable	19	49	3
Current portion of long-term debt	119	98	30

Total current liabilities	2,900	2,406	3,033
Long-term debt	5,879	5,447	6,099
Deferred tax liabilities	55	78	15
Deferred rent liabilities	273	260	261
Other non-current liabilities	377	372	354
Toys“R”Us, Inc. stockholders’ deficit	(254)	(274)	(661)
Noncontrolling interest	112	122	105

Total stockholders’ deficit	(142)	(152)	(556)

	$9,342	$8,411	$9,206

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are calculated as set forth in the table below.

Adjusted EBITDA, a supplemental non-GAAP financial measure, is used by the company to assess our operating performance as well as develop internal performance targets to determine its non-equity incentive plan compensation, and, as such, is considered an important measure of the company’s financial performance. We believe this supplemental non-GAAP financial measure is useful to management in evaluating our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance.

In addition, investors or prospective investors of the company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, the company’s GAAP financial data. The company understands that these investors use EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance. The company does not, and investors should not, place undue reliance on EBITDA or adjusted EBITDA as measures of operating performance.

A reconciliation of net loss attributable to Toys“R”Us, Inc. to EBITDA and adjusted EBITDA for the third quarters of fiscal 2009 and 2008 is as follows:

	13 Weeks Ended
(In millions )	October 31, 2009	November 1, 2008
Net loss attributable to Toys“R”Us, Inc	$(67)	$(104)

Add:
Interest expense	113	115
Interest income	(1)	(2)
Income tax benefit	(52)	(61)
Depreciation and amortization	85	95

EBITDA (a)	78	43

Adjustments:
Sponsor management and advisory fees	3	4
Merchandise purchase hedges (b)	(8)	—
Noncontrolling interest (c)	(6)	(7)
Gains on sales of properties	(6)	(1)
Foreign currency translation (d)	(4)	3
Other (e)	8	23

Adjusted EBITDA - Consolidated (f)	$65	$65

(a)	Foreign currency translation did not impact EBITDA for the thirteen weeks ended October 31, 2009, when compared to the same period in fiscal 2008.

(b)	Represents the impact associated with hedging foreign merchandise purchase orders.

(c)	The adjustments represent the elimination of the noncontrolling interest in the adjusted EBITDA of Toys- Japan.

(d)	Represents the difference between last year’s period-end rates and the actual translation impact on our results of operations. The functional currencies of our foreign subsidiaries are their respective local currencies. The operating results of our foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the applicable period.

(e)	Represents miscellaneous other charges consisting primarily of store closing costs, severance and property casualty loss which are not individually significant for separate disclosure. No individual item is greater than 10% of Adjusted EBITDA—Consolidated.

(f)	Adjusted EBITDA is defined as EBITDA (earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain period charges and gains or losses that management believes is not indicative of the company’s actual performance, including, among others, changes in foreign currency, noncontrolling interest, gains or losses on liquidations of subsidiaries or sales of properties, asset impairments and accounting changes. Although the nature of many of these period charges and gains or losses is recurring, we have historically excluded such impact from internal performance assessments.